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                                  EXHIBIT 23.5

                      Consent of Independent Accountants
                      ----------------------------------



We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-4 (File No. 333-39959) and the Registration Statements on Form S-8 (File Nos. 333-01297, 333-01299, 33-52044, 33-89528, 33-61485, 333-38629, 333-28495, and 333-22169) of Parametric
Technology Corporation and its subsidiaries of our report dated October 19, 1995, except as to Notes F and G which are dated November 17, 1995, which appears as Exhibit 23.3 in this Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears as
Exhibit 23.4 in this Form 10-K.






/S/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP

Boston, Massachusetts
December 23, 1997